UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

April 11, 2024

Date of report (date of earliest event reported)

RocketFuel Blockchain, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	Commission File No. 033-17773-NY	90-1188745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Spear Street, Suite 1100, San Francisco, CA 94105

(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2024, we issued to a private investor a convertible note in the face amount of $150,000. In exchange the investor paid us $150,000 in cash. The note bears interest at a rate of 10% per annum and matures on April 11, 2025. Principal and accrued interest on the note is due and payable at maturity and is convertible at any time in whole or in part into shares of our common stock at a conversion price of $0.205 per share (the “Conversion Price”). We may redeem the note at any time by paying the note holder the principal amount plus accrued and unpaid interest.

Upon (a) a transfer of all or substantially all of our assets to any person in a single transaction or series of related transactions, (b) any consolidation or merger of us with or into another person or entity in which we are not the surviving entity (other than a merger which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding shares of common stock solely into shares of common stock) (each of items (a) and (b) being referred to as a “Sale Event”), then, in each case, we shall, upon request of the holder, redeem the note in cash for its then unpaid principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the holder, such holder may convert the unpaid principal amount of the note (together with the amount of accrued but unpaid interest) into shares of our common stock immediately prior to such Sale Event at the Conversion Price.

In case of any Sale Event in connection with which the note is not redeemed or converted, we shall cause effective provision to be made so that the holder of the note shall have the right thereafter, by converting the note, to purchase or convert the note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of common stock that could have been purchased upon exercise of the note and at the Conversion Price. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of common stock is other than cash, the value shall be as determined by our Board of Directors or successor person or entity acting in good faith.

The note and the shares of common stock to be issued upon conversion of the note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdiction’s securities laws.

This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 2.03 in their entirety, on April 11, 2024, we issued to a private investor a $150,000 convertible note.

Item 3.02. Unregistered Sales of Equity Securities.

As described above in Item 1.01, which disclosures are incorporated by reference in this Item 3.02 in their entirety, on April 11, 2024, we issued to a private investor a $150,000 convertible note.

We claim an exemption from registration for the issuance of the note and the shares of common stock issuable upon conversion of the note pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) and (c) of Regulation D thereunder, since the foregoing issuances did not involve a public offering, the recipient was (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a registration statement under the Securities Act, and the recipient represented that he acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances, and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 18, 2024	RocketFuel Blockchain, Inc.

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer